As filed with the Securities and Exchange Commission on November 1, 2010
Registration No. 333-162013

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PET DRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2517815 (I.R.S. Employer Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022 (310) 571-6500 (Address of Principal Executive Offices, including Zip Code and Telephone Number)

2007 Pet DRx Corporation Stock Incentive Plan, As Amended
XLNT Veterinary Care, Inc. 2004 Stock Option Plan, As Amended
(Full title of the plan)

Tomas W. Fuller
 Chief Financial Officer
 VCA Antech, Inc.
 12401 West Olympic Boulevard
 Los Angeles, California 90064-1022
(310) 571-6500
(Name and address of agent for service)
 (Telephone number, including area code, of agent for service)

__________

Copy to:
Julie M. Kaufer, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
(310) 229-1000
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer   ☐                                                                                                        Accelerated filer  ☐
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)                       Smaller Reporting Company  ☒

Deregistration of Securities

                On September 18, 2009, Pet DRx Corporation, a Delaware corporation (the “Company”), filed a registration statement on Form S-8 (File No. 333-162013) (the “Registration Statement”), registering 5,200,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for issuance pursuant to the 2007 Pet DRx Corporation Stock Incentive Plan and 894,631 shares of Common Stock for issuance pursuant to the XLNT Veterinary Care, Inc. 2004 Stock Option Plan.

On November 1, 2010, pursuant to the terms of the Merger Agreement, dated as of June 2, 2010, by and among the Company, VCA Antech, Inc. and Snow Merger Acquisition, Inc., the Company merged with and into Snow Merger Acquisition, Inc., with the Company as the surviving entity (the “Merger”).

In connection with the Merger, this Post-Effective Amendment No. 1 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 1, 2010.

PET DRX CORPORATION

By:	/s/ Robert L. Antin
Name:	Robert L. Antin
Title:	President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-162013, has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert L. Antin
Robert L. Antin	Director, President and Chief Executive Officer	November 1, 2010

/s/ Arthur J. Antin
Arthur J. Antin	Director	November 1, 2010

/s/ Tomas W. Fuller
Tomas W. Fuller	Director, Chief Financial Officer, Treasurer, Secretary and Vice President	November 1, 2010

/s/ Dawn Olsen
Dawn Olsen	Vice President and Controller	November 1, 2010

/s/ Neil Tauber
Neil Tauber	Director, Senior Vice President and Assistant Secretary	November 1, 2010